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                                                                    EXHIBIT 11.1

                           AMERICA SERVICE GROUP INC.

                                                           QUARTER ENDED                    NINE MONTHS ENDED
                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                           -------------                      -------------
                                                       2000             1999              2000             1999
                                                       ----             ----              ----             ----
Net income                                          $ 2,102,000      $ 1,317,000      $ 5,611,000      $ 3,001,000

Preferred stock dividends                              (165,000)         (97,000)        (489,000)      (2,150,000)
                                                    --------------------------------------------------------------

Numerator for basic earnings per share - income
   available for common stock holders               $ 1,937,000      $ 1,220,000      $ 5,122,000      $   851,000
                                                    ==============================================================

Denominator for basic earnings per share -
   weighted average shares                            3,925,000        3,613,000        3,796,000        3,588,000

Effect of dilutive securities                         1,875,000        1,173,000        1,756,000             --
                                                    --------------------------------------------------------------

Weighted average common shares outstanding -
   diluted                                            5,800,000        4,786,000        5,552,000        3,588,000
                                                    --------------------------------------------------------------

Basic earnings per share                            $      0.49      $      0.34      $      1.35      $      0.24
                                                    ==============================================================
Diluted earnings per share                          $      0.37      $      0.28      $      1.02      $      0.24
                                                    ==============================================================





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